UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549 - 1004

                               FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)  January 30, 1997

                         MacDermid, Incorporated
           (Exact name of registrant as specified in its charter)

                              Connecticut
       (State or other jurisdiction of incorporation or organization)

                    Commission File Number:  0-2413

                              06-0435750
                 (I.R.S. Employer Identification Number)


         245 Freight Street, Waterbury, Connecticut            06702
          (Address of principal executive offices)           (Zip Code)

      Registrant's telephone number, including area code  (203) 575-5700

                                 None
     (Former name or former address, if changed since last report.)







ITEM 5:  Other Events


     On January 30, 1997, the Company was served with a subpoena from a federal grand jury in Connecticut requesting certain documents.
The subpoena requests information related to an accidental spill from the Company's Huntingdon Avenue, Waterbury, Connecticut facility that occurred in November of 1994, together with other related information. The Company was subsequently informed that it is a subject of the grand jury's investigation in this regard. The Company is cooperating with the investigation.

     At this stage, it is impossible to determine the ultimate outcome of the proceedings. However, the Company does not believe that there is any basis for an assertion against the Company of claims of criminal violation of the federal environmental laws.

     MacDermid's chief executive officer, Daniel H. Leever said:

          "The Company has repeatedly expressed deep regret for the occurrence of the 1994 accidental spill. We are cooperating fully and are hopeful that, upon review of the requested documents, the United States Attorney's office will agree with us that the Company acted responsibly under the circumstances."



SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          	MacDermid, Incorporated
                                              	 (Registrant)




                                            /s/ John L. Cordani
                                         	  By: John L. Cordani
                                           	Corporate Secretary
Date: February 28, 1997